[* REDACTED=Omitted pursuant to confidential treatment request.
   Material filed separately with SEC.]


                                                               EXHIBIT 10.86

                               THIRD AMENDMENT TO
                           NEW PARTICIPATION AGREEMENT


      THIS THIRD AMENDMENT TO THE NEW PARTICIPATION AGREEMENT ("Amendment") dated this 15th day of July, 1998, is among BIG RIVERS ELECTRIC CORPORATION, a Kentucky rural electric cooperative ("Big Rivers"), LG&E ENERGY MARKETING INC., an Oklahoma corporation ("LEM"), WKE STATION TWO INC., a Kentucky corporation ("Station Two Subsidiary"), and WESTERN KENTUCKY ENERGY CORP., a Kentucky corporation ("WKEC"), for itself and as successor by merger to Western Kentucky Leasing Corp., a Kentucky corporation ("Leaseco") (hereinafter, LEM, Station Two Subsidiary and WKEC are collectively referred to as the "LG&E Parties" and together with Big Rivers, the "Parties"). LG&E ENERGY CORP., a Kentucky corporation ("LEC"), is made a party to this Amendment for the sole limited purpose of making the acknowledgment and agreement provided for in Section 21.

                                    RECITALS

      WHEREAS, the Parties, together with Leaseco, are signatories to the New Participation Agreement dated April 6, 1998, as amended by that certain Letter Agreement dated April 6, 1998 and by the Second Amendment to New Participation Agreement dated June 15, 1998 (collectively, the "New Participation Agreement").

      WHEREAS, prior to the execution and delivery of this Amendment Leaseco was merged with and into WKEC, the parent company of Leaseco, in accordance with the General Corporation Laws of the Commonwealth of Kentucky, and WKEC was the surviving corporation in that merger and succeeded to all of the rights and obligations of Leaseco, including without limitation, those under the New Participation Agreement.

      WHEREAS, the Parties wish to further amend the New Participation Agreement in certain respects, as well as to set forth their agreements in respect of certain matters related to or contemplated in the New Participation Agreement, upon and subject to the terms and conditions set forth in this Amendment.

      NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment, the Parties agree as follows:

      1. DEFINITIONS. Capitalized terms used but not defined in this Amendment shall have their same respective meanings as in the New Participation Agreement (including without limitation, Exhibit X attached thereto).

      2. PHASE II CLOSING. The LG&E Parties have informed Big Rivers that they believe that, prior to the date hereof, the LG&E Parties received all applicable approvals from the FERC that were required from that commission for the Phase II Effective Date and the consummation by the LG&E Parties of the transactions contemplated in the Phase II Agreements. At the Closing, as a condition precedent thereto, the LG&E Parties will certify to Big Rivers as to their receipt of those FERC approvals pursuant to the Certificate to be delivered in accordance with Section 4.4.11 of the New Participation
Agreement. In light of the LG&E Parties' belief, and assuming delivery of the foregoing Certificate, the Parties agree to proceed to consummate the transactions contemplated in the Phase II Agreements as of the Effective Date (upon the satisfaction of the other conditions precedent to the Phase II Effective Date), rather than the transactions contemplated in the Phase I Agreements.

      3. MARKETING PAYMENT. Assuming the Closing occurs on July 15, 1998 as proposed, the Parties agree that the Marketing Payment to be paid by Big Rivers to LEM as contemplated in Section 4.3.9 of the New Participation Agreement shall equal $[REDACTED]. In the event the Closing does not occur on July 15, 1998, the Marketing Payment will be recalculated as contemplated in the Interim Wholesale Marketing Assistance Agreement dated June 18, 1997, as amended.

      4. RENTAL PAYMENTS. The Parties agree that, by reason of the adjustment contemplated in Section 9.3 of the New Participation Agreement: (a) the Initial Rental Payment to be paid to Big Rivers on the Effective Date as contemplated in
Section 4.4.5 of the New Participation Agreement shall be reduced to $[REDACTED]; (b) the annual rental payments to be paid to Big Rivers pursuant to Section 2.3.2 of the Lease (subject to further adjustment as contemplated in that Section) shall be reduced to $[REDACTED]; and (c) the equal monthly installments to be paid to Big Rivers pursuant to Section 2.3.2 of the Lease (subject to further adjustment as contemplated in that Section) shall be reduced to $[REDACTED].

      5. INVENTORY QUANTIFICATION AND VALUATION. The Parties agree that attached hereto as EXHIBIT A is Schedule 9.1 to the New Participation Agreement. The Parties further agree that, based upon the quantification and valuation procedures set forth in Schedule 9.1, the aggregate purchase price to be paid by WKEC (or its successors or permitted assigns) and Station Two Subsidiary, collectively, to Big Rivers on the Effective Date for the Inventory and the Station Two Inventory, pursuant to Section 9.1 of the New Participation Agreement and Section 10.33 of the Station Two Agreement, shall be as follows:


            a.    Coal Inventory:               $[REDACTED]
            b.    Fuel Oil Inventory:           $[REDACTED]
            c.    DBA (Reagent) Inventory:      $[REDACTED]
            d.    Reagent (Lime/Limestone)
                  Inventory:                    $[REDACTED]
            e.    Propane Inventory:            $[REDACTED]
            f.    SO2 Allowances Inventory:     $[REDACTED]
            g.    Spare Parts, Materials and
                  Supplies Inventory:           $[REDACTED]

                        Total Purchase Price    $[REDACTED]

      6. PERSONAL PROPERTY. Notwithstanding the provisions of Section 9.3 of the New Participation Agreement or Section 10.35 of the Station Two Agreement that may require Leaseco and Station Two Subsidiary to pay Big Rivers on the Effective Date a "PP Price" or "Station Two PP Price" equal to the "net book value" of the Personal Property and Station Two Personal Property, the Parties agree that all such Personal Property and Station Two Personal Property shall be sold by Big Rivers and purchased by WKEC and Station Two Subsidiary, collectively, on the Effective Date for an aggregate purchase price payable to Big Rivers of $[REDACTED]. As used in the Operative Documents, the "PP Price" and the "Station Two PP Price" shall be deemed to mean the respective portions of the aggregate purchase price amount described above, which portions shall collectively equal that aggregate purchase price. The Parties further agree that the Personal Property and Station Two Personal Property to be sold by Big Rivers to WKEC and Station Two Subsidiary on the Effective Date shall include, without limitation, the items of Personal Property identified on EXHIBIT B attached hereto. The LG&E Parties acknowledge that EXHIBIT B includes more than one list of Personal Property, and that individual items of personal property may have been inadvertently included on each such list. In light of this, the LG&E Parties agree that in the event any item of Personal Property is specifically listed on more than one list (as opposed to being multiple items of the same type or version of Personal Property), the LG&E Parties will only be entitled to receive that single item of Personal Property. In addition, the LG&E Parties shall not be entitled to receive any item of Personal Property that has been previously retired or replaced by Big Rivers.

      7.    EMPLOYEE MATTERS.

            (a) Section 10.1 of the New Participation Agreement is hereby deleted in its entirety and the following language is substituted in lieu thereof:

      10.1 TREATMENT OF EMPLOYEES. In order to permit the LG&E Parties to perform their respective obligations set forth in the Operative Documents, Big Rivers shall permit WKEC or any of its Affiliates to employ such of Big Rivers' Transferred Employees, as WKEC, in its sole discretion, deems necessary in this connection. WKEC or its Affiliates shall promptly notify Big Rivers of any Transferred Employee who, as of 12:01 a.m. on the day immediately following the Effective Date is not offered employment by WKEC or its Affiliates in a position substantially similar to that held with Big Rivers, with compensation not less than substantially equivalent to that provided by Big Rivers to such Transferred Employee and with benefits not less than substantially equivalent to those provided by WKEC to its other employees generally. For purposes of this Section 10, Time of Closing shall have the same meaning as provided in the Closing of Transactions Letter Agreement dated July 17, 1998 between Big Rivers Electric Corporation, Western Kentucky Energy Corp., WKE Station Two Inc. and LG&E Energy Marketing Inc.

            (b) Section 10.4 of the New Participation Agreement is hereby deleted in its entirety and the following language is substituted in lieu thereof:

      10.4 BENEFIT CLAIMS. Big Rivers shall retain responsibility for all workers' compensation, health, life insurance, dependent care, and disability benefit claims of Transferred Employees pending as of the Time of Closing, or made after the Time of Closing, but relating to events occurring on or prior to the Time of Closing. Following the Time of Closing, WKEC or its Affiliate (as applicable) shall have responsibility to reimburse Big Rivers for the health claims made pursuant to the Big Rivers medical plan(s) providing coverage to the Transferred Employees within thirty (30) days after receipt by WKEC from Big Rivers of notice of said claims for the sixty-eight (68) individuals identified on the Transferred Employee listing (Schedule 5.1.22) plus the Retained Employees under the Generation Dispatching Services Agreement as currently covered employees or former employees which claims relate to events occurring after the Time of Closing.

            (c) Section 10.5 of the New Participation Agreement is hereby deleted in its entirety and the following language is substituted in lieu thereof:

      10.5 SEVERANCE FOR CERTAIN EMPLOYEES OF BIG RIVERS. As contemplated by
      Section 1.9 of the Big Rivers Severance Plan as in effect on August 31, 1996, and as subsequently amended and restated on May 27, 1997, as modified by resolution dated July 11, 1997, and further amended on March 13, 1998 (the "Big Rivers Severance Plan"), Big Rivers shall remain liable for any benefits which become payable under such plan, but WKEC shall reimburse Big Rivers for severance benefits paid by Big Rivers pursuant to
      Section 3.4 and 3.5 of the Big Rivers Severance Plan in accordance with the following:

                  (a) For benefits payable by Big Rivers to Transferred
            Employees who terminate employment on the Time of Closing, WKEC or its Affiliate (as applicable) shall reimburse Big Rivers within seven (7) business days after the Time of Closing, for such severance benefits payable pursuant to Sections 3.4 and 3.5(a) and
            (b) of the Big Rivers Severance Plan.

                  (b) Within sixty (60) days following the Time of Closing, WKEC or its Affiliate (as applicable) shall also reimburse Big Rivers for the severance benefits payable pursuant to Sections 3.4 and 3.5 (a) and (b) of the Big Rivers Severance Plan by Big Rivers to Transferred Employees whose employment with Big Rivers terminated as part of a workforce reduction between September 1, 1996 and the Time of Closing.

                  (c) Within thirty (30) days after receipt by WKEC from Big
            Rivers of notice, WKEC or its Affiliate (as applicable) shall also reimburse Big Rivers for the severance benefits payable pursuant to Sections 3.4 and 3.5 (a) and (b) of the Big Rivers Severance Plan by Big Rivers to Transferred Employees whose employment with WKEC or its Affiliate (as applicable) terminated after the Time of Closing under conditions that require Big Rivers to provide such severance benefits.
4

                  (d) Within sixty (60) days following the Time of Closing, WKEC or its Affiliate (as applicable) shall also reimburse Big Rivers for one-half of the cost of outplacement assistance provided by Big Rivers to any employee whose employment terminated with Big Rivers as part of a workforce reduction from September 1, 1996, through the Time of Closing.

                  (e) Within thirty (30) days after receipt by WKEC from Big
            Rivers of notice, WKEC or its Affiliate (as applicable) shall also reimburse Big Rivers for one-half of the cost of outplacement assistance provided by Big Rivers to any employee whose employment terminated after the Time of Closing and on or before the one year anniversary of the Time of Closing.

                  (f) Within sixty (60) days following the Time of Closing, WKEC or its Affiliate (as applicable) shall also reimburse Big Rivers for the full cost of the $150 retiree medical subsidy paid by Big Rivers to any employee whose employment with Big Rivers terminated on or prior to the Time of Closing.

                  (g) Within thirty (30) days after receipt by WKEC from Big
            Rivers of notice, WKEC or its Affiliate (as applicable) shall also reimburse Big Rivers for the full cost of the $150 retiree medical subsidy paid by Big Rivers to any employee whose employment terminated after the Time of Closing.

      The parties acknowledge that all of the information necessary to determine the entire payment obligation contemplated in this Section may not be reasonably available as of the times contemplated therein. In light of this, if within sixty (60) days following the payment it is determined that the actual payment amount due therein is different than such previously paid amounts, then an adjustment payment or reimbursement shall be made by the appropriate party to the other party within ninety (90) days of the payment.

            (d) Section 10.6 of the New Participation Agreement is hereby amended by striking the phrase "Effective Date" each place it appears therein and inserting in lieu thereof the phrase "Time of Closing".

            (e) Section 10.7 of the New Participation Agreement is hereby deleted in its entirety and the following language is substituted in lieu thereof:

      10.7 CERTAIN BENEFIT OBLIGATIONS. As of the Time of Closing, WKEC shall assume the obligation of Big Rivers to provide to each Transferred Employee employed by WKEC or its Affiliates immediately following the Time of Closing the amount of unused sick leave and vacation time credited to such employee by Big Rivers as of the Time of Closing. Such unused sick leave and vacation shall be provided in accordance with WKEC or its Affiliate's sick leave and vacation policies as in effect from time to time, except that WKEC shall allow nonbargaining Transferred Employees the right to take a cash-out of
5
      such unused sick leave in excess of [REDACTED] hours at a rate of [REDACTED] credited as of the Time of Closing. WKEC shall provide medical benefits to the Transferred Employees employed by them or their Affiliates upon their retirement in accordance with the retiree medical plan or program of WKEC or its Affiliates, as the case may be, as in effect at the time of such retirement and such retiree medical benefits provided by WKEC or its Affiliates, as the case may be, shall have an aggregate present value as of the Time of Closing determined in accordance with Financial Accounting Standard ("FAS") 106 that is no less than the present value as of such date of Big Rivers' obligation to provide retiree medical benefits to such Transferred Employees as determined in accordance with FAS 106. The items described in 10.7.1, 10.7.2, 10.7.3 and 10.7.4 below shall be paid by Big Rivers to WKEC in cash as of the Time of Closing. If within sixty (60) days following the Time of Closing it is determined that the actual payment amount due therein is different than such paid amount, then an adjustment payment or reimbursement shall be made by the appropriate party to the other party within ninety (90) days of the Time of Closing.

            10.7.1 SICK LEAVE. The following cost of the obligation to provide sick leave to the Transferred Employees employed by WKEC or its Affiliates shall be paid by Big Rivers. Such cost shall be the sum of (i) and (ii) below based on the product resulting from multiplying the number of sick leave hours for each such Transferred Employee as of 12:01 a.m. CST on July 16, 1998, times the employee's hourly pay rate with Big Rivers on that date: (i) the entire resulting product times [REDACTED]%; plus (ii) the portion of the resulting product attributable to accumulations of over [REDACTED] hours of sick leave for such non-bargaining Transferred Employees over the age of 50 on the Closing, times [REDACTED]%.

            10.7.2 VACATION. The following cost of the obligation to provide vacation to the Transferred Employees employed by WKEC or its Affiliates shall be paid by Big Rivers. Such cost shall be determined by multiplying the number of vacation hours for each such Transferred Employee as of 12:01 a.m. CST on July 16, 1998, times the employee's hourly pay rate with Big Rivers on that date.

            10.7.3 CERTAIN RETIREE MEDICAL BENEFITS. The following cost of the obligation to provide retiree medical benefits to the Transferred Employees employed by WKEC or its Affiliates shall be paid by Big Rivers. Such cost shall be the present value as of 12:01 a.m. CST on July 16, 1998, of Big Rivers' obligation to provide retiree medical benefits to such Transferred Employees under Financial Accounting Standard 106, minus $[REDACTED].

            10.7.4 CERTAIN ADDITIONAL MEDICAL BENEFITS. Additionally, Big Rivers shall pay WKEC the sum of $[REDACTED] in consideration for the benefit reimbursement obligations assumed by WKEC pursuant to
            Section 10.4 with respect to the Transferred Employees not hired by them or their Affiliates.

            (f) A new Section 10.8 is added to the New Participation Agreement after Section 10.7 to read as follows:

         Section 10.8 SCHEDULE 5.1.22. The parties also acknowledge that some of the information contained on Schedule 5.1.22 to the New Participation Agreement may not be reasonably available as of the Closing. In light of this, the parties agree that the information contained on Schedule
         5.1.22 shall constitute Big Rivers' good faith effort, based on available information, to provide as of the Closing the information required pursuant to Section 5.1.22. The parties acknowledge that the information required on Schedule 5.1.22 with respect to service credited under the Big Rivers pension plans will not be provided at Closing, but shall be provided within seven (7) working days thereof. If within thirty (30) days following the Closing, it is determined that the information contained on Schedule 5.1.22 or provided thereafter is different from the actual information required to be disclosed thereon, then the information contained on Schedule 5.1.22 shall be revised so that the information contained thereon is the actual information as of the Closing.

            (g) A new Section 10.9 is added to the New Participation Agreement after new Section 10.8 to read as follows:

         Section 10.9 REIMBURSEMENT FOR CERTAIN EMPLOYEE CLAIMS AND OR LIABILITIES. WKEC and or its Affiliates shall be responsible for the first $[REDACTED], and [REDACTED] of any amounts in excess of $[REDACTED], of any liability or claim resulting from any events occurring during the period beginning as of 1:00 p.m. CST on July 15, 1998 and ending on the Time of Closing which relate to Employee claims and or liabilities. Within 30 days after receipt by WKEC from Big Rivers of notice, WKEC shall reimburse Big Rivers for amounts payable pursuant to this Section 10.9.

   8. INFLATION ESCALATOR. The procedure set forth on EXHIBIT C attached hereto shall constitute the mutually satisfactory procedure by which the Capital Budget Limits and the Big Rivers Contributions will be adjusted during the Term to reflect inflationary increases, as contemplated in Section 20.6.4 of the New Participation Agreement.

   9. AMENDMENTS TO SECTION 24.1(f) OF THE NEW PARTICIPATION AGREEMENT. Consistent with Section 20.6 of the New Participation Agreement, and notwithstanding the provisions of Section 24.1(f)(i) or 24.1(f)(ii) of that agreement to the contrary, the Parties agree that in the event WKEC (or its successors or permitted assigns), on the one hand, or Big Rivers, on the other hand, shall fund a portion of a Non-Incremental Capital Cost that is greater than WKEC's or Big Rivers' (as applicable) Capital Asset Sharing Ratio in respect of that cost under Section 8.4 of the Lease, or in the event Station Two Subsidiary (or its successors or permitted assigns), on the one hand, or Big Rivers, on the other hand, shall fund a portion of a Henderson Non-Incremental Capital Cost that is greater than Station Two Subsidiary's or Big Rivers' (as applicable) Station Two Improvements Sharing Ratio in respect of that cost under
Section 9.10(c) of the Station Two Agreement, then the portion of the LG&E Parties' Residual Plant Value relating to the Capital Assets and/or Station Two Improvements to which that cost relates, and the portion of the Big

Rivers' Depreciated Book Value relating to the Capital Assets and/or Station Two Improvements to which that cost relates, shall each be determined based upon the ratio by which the amount of the costs actually funded by WKEC, Station Two Subsidiary (or their successors or permitted assigns) or Big Rivers (as applicable) for those Capital Assets and/or Station Two Improvements, bears to the total costs incurred for those Capital Assets and/or Station Two Improvements, rather than based upon their respective Capital Asset Sharing Ratio or Station Two Improvement Sharing Ratio (as applicable).

   10. INITIAL PERIOD BUDGETS; RETIREMENT UNIT LIST; OTHER BUDGET ISSUES.

         (a) The Parties agree that the budgets attached hereto as EXHIBITS D-1, D-2 AND D-3 are the approved Annual O&M Budgets for the Initial Budget Period, and that the budgets attached hereto as EXHIBITS E-1, E-2 AND E-3 are the approved Annual Capital Budgets for the Initial Budget Period, each as contemplated in Section I, Item 24 and Section II, Item 21 of Schedule 3.1 attached to the New Participation Agreement. Such Initial Period Budgets shall be attached to the Lease as of the Effective Date as contemplated in Section 7.1 thereof. The Parties further agree that, notwithstanding anything to the contrary contained in the New Participation Agreement, the Lease or any other Operative Document, and except as otherwise provided in this Section 10, no Party shall be entitled to claim or assert, whether during the Initial Budget Period or at any time thereafter, that any of the items or expenditures reflected in the Annual Capital Budgets (including those relating to Capital Assets or Station Two Improvements) or Annual O&M Budgets that are included in the Initial Period Budgets are to be expended, or were expended (a) for operations or maintenance expenses rather than expenditures for Capital Assets or Station Two Improvements as noted in the relevant budget, (b) for Capital Assets or Station Two Improvements rather than for operations or maintenance expenses as noted in the relevant budget, (c) in the case of Big Rivers, for Enhancements or Major Capital Improvements, (d) in the case of Big Rivers, for Capital Assets or Station Two Improvements which Big Rivers otherwise has no obligation to fund or contribute under the Operative Documents, or (e) in the case of the LG&E Parties, for Incremental Environmental O&M rather than other operations or maintenance expenses or Capital Assets or Station Two Improvements, as noted in the relevant budget, it being understood by the Parties that Big Rivers, on the one hand, and WKEC and Station Two Subsidiary (and/or any Affiliate of those LG&E Parties to which their funding obligations may be assigned in compliance with Section 16 of the New Participation Agreement and Section 15 of the Station Two Agreement) on the other hand, shall each fund their respective share of the Annual Capital Budgets (including those relating to Capital Assets or Station Two Improvements) included in the Initial Period Budgets (limited in the case of Big Rivers to the Big Rivers Contribution for the relevant Year or portion thereof in respect of Non-Incremental Capital Costs and Henderson Non-Incremental Capital Costs which are not for Major Capital Repairs or Henderson Major Capital Repairs, respectively) without objection, absent their mutual agreement to the contrary. The relevant LG&E Parties agree that any expenditure by them during the Initial Budget Period for an item included in the Initial Period Budgets, in excess of the Big Rivers Contribution and up to the Capital Budget Limit for that Year (or portion thereof), shall be expended by that LG&E Party solely for a Capital Asset or Station Two Improvement. In the event any such item that is included in the Initial Period Budgets, and that is so funded by an LG&E Party in excess of the relevant Big Rivers Contribution, is not for a Capital Asset or Station Two Improvement, then the asset for which expended shall be deemed to be excluded from the Relevant Assets, and such costs shall be excluded from the calculation of the "LG&E Parties' Residual Plant Value", "Big Rivers' Depreciated Book Value", the "Depreciated Book Value of all Enhancements and Major Capital Improvements" and "LT", in each case solely for the purposes of determining the Residual Value Payment (if any) that shall be owing by Big Rivers to the relevant LG&E Party pursuant to Section
24.1 of the New Participation Agreement. The Parties further agree that, in the event the LG&E Parties, individually or collectively, shall fund in any Year (or partial Year) included in the Initial Budget Period any
Non-Incremental Capital Costs (which are not for Major Capital Repairs) and/or Henderson Non-Incremental Capital Costs (which are not for Henderson Major Capital Repairs) which, when combined with the total of such costs that have been funded by Big Rivers during that Year (or partial year), would exceed the Capital Budget Limit for that Year (or partial Year) set forth in
Section 20.6.2 of the New Participation Agreement (as fixed on the date hereof and subject only to adjustment pursuant to Section 20.6.4 of the New Participation Agreement), then the Capital Assets or Station Two Improvements associated with that portion of the Non-Incremental Capital Costs and/or Henderson Non-Incremental Capital Costs that so exceed the Capital Budget
Limit for that Year (or partial Year) shall be deemed to be excluded from the Relevant Assets, and such costs that exceed that Capital Budget Limit for that Year (or partial Year) shall be excluded from the calculation of the "LG&E Parties' Residual Plant Value", "Big Rivers' Depreciated Book Value", the "Depreciated Book Value of all Enhancements and Major Capital
Improvements" and "LT", in each case solely for the purpose of determining the Residual Value Payment (if any) that shall be owing by Big Rivers to the relevant LG&E Party. The limitations set forth in the immediately preceding sentence shall not apply to such costs as are incurred by any of the LG&E Parties following the Initial Budget Period. Notwithstanding anything in the New Participation Agreement or any other Operative Document to the contrary (including without limitation, the provisions of this Section 10), the Parties agree that (a) the Initial Period Budgets shall have no precedential effect on any of the rights or obligations of the Parties with respect to any Annual O&M Budget or Annual Capital Budget (including any budgets for Capital Assets or Station Two Improvements) for any period subsequent to the Initial Budget Period or any process for establishing those subsequent budgets, and
(b) in all events, the Big Rivers Contribution shall be used solely for expenditures characterized in the Initial Period Budgets as "Capital" in the column entitled "Comments from BREC letter of 6/25", or which otherwise are properly characterized as Capital Assets or Station Two Improvements.

         (b) The Parties shall each use their commercially reasonable efforts to develop, prior to November 30, 1998, a mutually satisfactory "Retirement Unit Property List" based upon the Capitalization Guidelines that will serve, together with the Capitalization Guidelines, to reflect their agreement with respect to whether a particular item to be funded by the Parties (or any of them) is a Capital Asset or Station Two Improvement, on the one hand, or an operations and maintenance expense, on the other hand. In the event the Parties are unable to agree on such a Retirement Unit Property List within that time period, then the Parties agree to promptly refer the matter to a mutually acceptable, disinterested, national certified public accounting firm, which shall be charged with the task of developing a Retirement Unit Property List that is consistent with the Capitalization Guidelines. The Parties shall each be entitled to submit their own proposed version of the Retirement Unit Property List with that accounting firm, and to thereafter confer with that accounting firm regarding their respective viewpoints regarding the nature and contents of that list; provided, that no Party shall confer or communicate with that accounting firm regarding its engagement or the Retirement Unit Property List to be developed by it unless accompanied by a representative of all other Parties. The costs and expenses associated with the engagement of that accounting firm shall be shared equally by Big Rivers and LEM, and the Retirement Unit Property List that is developed by it shall be final and binding on the Parties throughout the Term; provided, that in the event there shall thereafter be amendments, modifications or supplements made to the RUS Uniform System of Accounts Bulletins or the FERC guidelines described in the Capitalization Guidelines that, in the view of either Party, requires a revision to or replacement of the Retirement Unit Property List in order for it to continue to be substantially consistent with those bulletins and guidelines, such Party shall, upon 30 days prior written notice to the other Parties, be entitled to refer the list once again to that accounting firm (or another firm agreed to by the Parties) for a determination of whether such a revision or replacement list is appropriate under the circumstances. Any such revision or replacement list deemed appropriate by that accounting firm shall thereafter be final and binding on the Parties. Solely for purposes of calculating any Residual Value Payment that may be owing to the LG&E Parties, at such time as a Retirement Unit Property List has been initially developed as contemplated above, any expenditures that have been made by the Parties prior to that time shall be determined to be either a Capital Asset or Station Two Improvement, on the one hand, or an operations and maintenance expense, on the other hand, based on the Capitalization Guidelines as supplemented by that Retirement Unit Property List, notwithstanding any different characterization that may have been previously made by any of the Parties.

         (c) The LG&E Parties will not seek to recover amounts from Big Rivers on the basis that they are for Major Capital Repairs or Henderson Major Capital Repairs until such time as all LG&E Parties (or such of them as shall be responsible for the same) have collectively expended amounts for Major Capital Repairs and/or Henderson Major Capital Repairs equal to the difference between the Capital Budget Limit for that Year (or portion thereof) (as fixed on the date hereof, and subject only to adjustment pursuant to Section 20.6.4 of the New Participation Agreement) and the amount of the actual Annual Capital Budget (including permitted deviations therefrom) for Non-Incremental Capital Costs and Henderson Non-Incremental Capital Costs for that Year. In the event the LG&E Parties collectively incur costs in any Year (or portion thereof) for Non-Incremental Capital Costs and Henderson Non-Incremental Capital Costs ("Actual Non-Incremental Expenditures") that are less than the aggregate amounts budgeted for such costs in the Annual Capital Budget (including the budget for Station Two Improvements) for that Year (or portion thereof) ("Budgeted Non-Incremental Expenditures"), then within 90 days after the close of that Year WKEC (or its successor or permitted assign) or Station Two Subsidiary (or its successor or permitted assign) shall pay Big Rivers an amount equal to THE LESSER OF (i) the amount of the Major Capital Repairs that were funded by Big Rivers during that Year (or portion thereof) OR (ii) the amount by which the Actual Non-Incremental Expenditures were less than the Budgeted Non-Incremental Expenditures.

   11. EXHIBIT X: MAJOR CAPITAL REPAIRS DEFINED. Pursuant to Section 96 (Major Capital Repairs) of Exhibit X attached to the New Participation Agreement, and consistent with the provisions of Section 20.6 of the New Participation Agreement, Article 8 of the Lease and Section 9.10 of the Station Two Agreement, the Parties hereby agree that the defined term "Major Capital Repairs" as used in the New Participation Agreement and those other Operative Documents shall have the meaning set forth on EXHIBIT F attached hereto.

   12. DISCLOSURE SCHEDULES. Attached hereto as EXHIBIT G are amendments, modifications and supplements to the Disclosure Schedules of Big Rivers attached to and contemplated in the New Participation Agreement. Except as set forth in EXHIBIT G, those Disclosure Schedules have not been amended, modified or supplemented since their delivery to the LG&E Parties on April 6, 1998 in connection with the execution and delivery of the New Participation Agreement. The Parties acknowledge and agree that the Disclosure Schedules attached to the New Participation Agreement were dated April 7, 1998 in error, and that the same should have been dated April 6, 1998 (the date on which the New Participation Agreement was executed and delivered). The Disclosure Schedules are hereby amended accordingly. Big Rivers agrees that upon the delivery to the LG&E Parties of the certificate of its authorized officer as contemplated in Section
4.3.6 of the New Participation Agreement, that certificate shall represent, among other things, the acknowledgment and agreement of Big Rivers that each of the authorizations, consents and approvals set forth on Schedule 5.1.3 of the New Participation Agreement and required to proceed with the Phase II Closing have been obtained by Big Rivers or are no longer required as of the Closing. The LG&E Parties agree that upon the delivery to Big Rivers of the certificate of their authorized officers as contemplated in Section 4.4.11 of the New Participation Agreement, that certificate shall represent, among other things, the acknowledgment and agreement of the LG&E Parties that each of the authorizations, consents and approvals set forth on Schedule 6.1.3 of the New Participation Agreement and required to proceed with the Phase II Closing, and each of the notices, acceptances, disclaimers, declarations, orders and waiting periods described on that schedule and required to proceed with the Phase II Closing, have been obtained by the LG&E Parties or are no longer required as of the Closing.

   13. OPERATING COMMITTEE REPRESENTATIVES. As contemplated in Section 6.1 of the Lease and Section 8.15(c) of the Station Two Agreement, WKEC, Station Two Subsidiary and Big Rivers hereby designate the following initial representatives and alternates for service on the Operating Committees for the Facilities and Station Two, respectively:

         (a)   THE FACILITIES.

                     REPRESENTATIVES               ALTERNATES
               WKEC: George W. Basinger            Robert E. Henriques
                     Bruce D. Hamilton

         Big Rivers: Mark Hite                     Travis Housley
                     David Spainhoward

         (b)   STATION TWO.

                           REPRESENTATIVES         ALTERNATES
               Station Two
               Subsidiary: George W. Basinger      Robert E. Henriques
                           Bruce D. Hamilton

               Big Rivers: Mark Hite               Travis Housley
                           David Spainhoward

   14. EXHIBITS TO MORTGAGES. Attached hereto as EXHIBITS H-1, H-2 AND H-3 are the following:

         (a) Exhibits C (Description of Real Property), D (Real Property Leases) and E (Permitted Liens and other Permitted Title Exceptions), respectively, to the form of Mortgage and Security Agreement attached to the New Participation Agreement as Exhibit G; and

         (b) Exhibits C (Description of Real Property), D (Real Property Leases) and E (Permitted Liens and other Permitted Title Exceptions), respectively, to the form of Settlement Mortgage attached to the New Participation Agreement as Exhibit N.

Each of those Exhibits will be attached to the mortgages described above upon their execution and delivery on the Effective Date.

   15. AMENDMENTS TO STATION TWO AGREEMENT. The Parties agree that the form of Station Two Agreement attached to the New Participation Agreement as Exhibit M is hereby amended in the manner set forth on the revised pages of that agreement attached hereto as EXHIBIT I, and the Station Two Agreement shall be revised accordingly prior to its execution and delivery on the Effective Date.

   16. CLOSING; ACTIONS FOLLOWING THE CLOSING. Notwithstanding anything contained in the New Participation Agreement or the Station Two Agreement to the contrary, the Parties agree that the Closing (and the "Closing" under the Station Two Agreement) shall take place at the offices of Greenebaum Doll & McDonald PLLC, Louisville, Kentucky, at the time and upon the satisfaction of the conditions precedent to the Closing set forth in those agreements. Each Party hereby waives the 10-day waiting period set forth in Section 4.1 of the New Participation Agreement and Section 3.1 of the Station Two Agreement, and each Party agrees that the Closing will occur at one (1) minute past the hour during which the last of the deliveries contemplated in Sections 4.3 and 4.4 of the New Participation Agreement and Sections 3.3, 3.4 and 3.5 of the Station Two Agreement has occurred, on the date on which all conditions set forth in
Schedule 3.2 of the New Participation Agreement and Schedule 2.2 of the Station Two Agreement have been satisfied or waived. Notwithstanding anything contained in the New Participation Agreement or in any other Operative Document to the contrary, the Parties agree that the Transferred Employees that will be offered employment by WKEC (or its successors or permitted assigns) as contemplated in Section 10.1 of the New Participation Agreement will, if they elect to accept the same, commence such employment immediately following the Closing, rather than at 12:01 a.m. on the day immediately following the Effective Date. The Parties agree to reasonably cooperate with each other to determine their respective responsibilities for employee salaries, benefit costs and the like based upon the period of the Effective
Date before and after the Closing, and each Party agrees to promptly reimburse the other Party(s) to the extent such other Party(s) shall incur any expense associated with those salaries and benefit costs that are not properly allocable to them. The Parties further agree that WKEC's possession, use and occupancy of the Facilities and other Tangible Assets, and Station
Two Subsidiary's possession, use and occupancy of Station Two, shall commence immediately following the Closing.

   17. TRANSFERRED EMPLOYEES NOT TO BE OFFERED EMPLOYMENT. Pursuant to Section
10.1 of the New Participation Agreement, WKEC hereby notifies Big Rivers that the Transferred Employees identified on EXHIBIT J attached hereto will not be offered employment with WKEC or any of its Affiliates as of the Closing on the terms contemplated in that Section.

   18. ELIMINATION OF AGREEMENTS. In light of the fact that the Parties will proceed with the consummation of the Phase II transactions rather than the Phase I transactions, they each agree that the execution and delivery by Big Rivers and the relevant LG&E Party or LEC (as applicable) of a Cost Sharing Agreement, a Facilities Operating Agreement and a Tax Indemnification Agreement in the form attached to the New Participation Agreement as Exhibits A, B and F, respectively, will not be required, and the Parties hereby waive any requirement that such agreements be executed and delivered as a condition precedent to the Closing.

   19. TRANSMISSION PAYMENT. Big Rivers and the LG&E Parties previously agreed pursuant to Section 9.6 of the Participation Agreement that certain payments that may be made by the LG&E Parties (or any of them), or their successors or permitted assigns, to Big Rivers under Big Rivers' Open Access Transmission Tariff for the transmission of Tier 3 power during the period from the Effective Date through December 31, [REDACTED] to [REDACTED] for resale to [REDACTED], and to [REDACTED] for resale to [REDACTED], shall be considered incremental transmission revenues that shall not be counted toward the minimum annual transmission use payment set forth in Section 9.6 of the New Participation Agreement. Pursuant to Section 9.7 of the Participation Agreement, Big Rivers and the LG&E Parties also made certain agreements with respect to incremental transmission revenues that might be received by Big Rivers for transmission of Tier 3 Energy to [REDACTED] and from [REDACTED] for transmission of Tier 3 Energy to [REDACTED]pursuant to a long-term transmission contract. To clarify their agreements with respect to the foregoing, Big Rivers and the LG&E Parties hereby further agree as follows.

   (a) (i) Section 9.7(a) of the Participation Agreement is amended by deleting the words "from [REDACTED]."; and

         (ii) Section 9.7(b) of the Participation Agreement is amended by deleting the phrase "from [REDACTED]", adding after the second occurrence of "Tier 3 Energy" a comma followed by the phrase "directly or indirectly," and inserting after the phrase "the preceding 12 calendar months" the phrase "whether paid by [REDACTED] or any other Person."

   (b) Big Rivers and the LG&E Parties will not count toward the Section 9.6 minimum transmission use payment the revenue received by Big Rivers for transmission service purchased by any Person (whether or not an LG&E Party)
(i) for transmission of the Tier 3 Energy sold to Henderson Union for resale to [REDACTED] from the Effective Date through December 31, [REDACTED] and
(ii) for service from January 1, [REDACTED] through December 31, [REDACTED], up to a maximum exclusion from the Section 9.6 minimum transmission use payment calculation in any year of $[REDACTED] (inclusive of purchases of transmission service for Tier 3 Energy made by Persons other than LEM or other of the LG&E Parties). The exclusions in the preceding sentence shall apply at any time in which the transmission used to transmit the Tier 3 Energy described above is purchased, whether or not an LG&E Party is the supplier of that wholesale power. Big Rivers and the LG&E Parties agree that they will count toward the $[REDACTED] minimum annual transmission use payment described in Section 9.6 of the Participation Agreement all amounts paid by an LG&E Party to Big Rivers for transmission related to the provision of Tier 3 power directly or indirectly (i) to [REDACTED] on or after January 1, [REDACTED] or (ii) to [REDACTED] on or after January 1, [REDACTED] provided that Big Rivers has received during the year for which such determination is made, at least $[REDACTED] in revenue (whether from one or more of the LG&E Parties or another Person or Persons) for the transmission of Tier 3 energy, directly or indirectly, to [REDACTED]. Furthermore, Big Rivers and the LG&E Parties agree that amounts paid by an LG&E Party to Big Rivers for transmission related to Tier 3 power shall be applied toward the $[REDACTED] minimum annual transmission use payment only when such transmission payments relate to Tier 3 power supplied by an LG&E Party.

   20.   ASSIGNMENT OF INTERESTS.

         (a) RIGHTS OF ASSIGNMENT. Subject to Subsections (b), (c) and (d), below, Big Rivers acknowledges and agrees that, at any time following the Closing, the consent of Big Rivers is not required:

               (i) For WKEC to assign and transfer to WKE Corp., a Kentucky corporation and the parent company of WKEC ("WKE Corp.") or to another Affiliate of WKEC, all or any portion of the rights, interests and obligations of WKEC arising under or pursuant to the Lease and/or any other Operative Document and relating to the Tangible Assets, the Inventory, the Personal Property, the Intangible Assets or any assets or properties of HMP&L that are dedicated to or used exclusively in connection with Station Two or dedicated, pursuant to the Joint Facilities Agreement (as defined in the Station Two Agreement), the Station Two Agreement and/or any other Operative Document, for the joint or common use by, or the support of, the Green Station or Reid Station of Big Rivers, on the one hand, and Station Two, on the other hand, or that are otherwise used (exclusively or non-exclusively) at or for the support of Station Two (collectively the "Common Properties"), including without limitation, the following:

                     (A) the rights and interests of WKEC granted in any of the Common Properties pursuant to the Lease (including without limitation, the real property on which any of the Common Properties are located), and any other rights related or appurtenant to those leasehold interests provided for in the Lease or any other Operative Document;

                     (B) any rights of enforcement and collection of WKEC against Big Rivers and/or HMP&L in respect of the Common Properties arising under or pursuant to the Lease or any other Operative Document; and

                     (C) any obligations and liabilities of WKEC arising under the Lease or any other Operative Document in respect of the Common Properties, whether arising before or after the effectiveness of that assignment and transfer, including without limitation, the obligation of WKEC under the Lease for the payment to Big Rivers or HMP&L of that portion of the rental payments relating to the Common Properties (which portion shall be determined by WKEC in its discretion, but shall in no event exceed [REDACTED] of the total rental payments owing to Big Rivers for the Tangible Assets under the Lease).

               (ii) For any of the LG&E Parties to assign and transfer to WKE Corp. or to another Affiliate of such LG&E Party, all or any portion of the rights, interests and obligations of that LG&E Party, arising under or pursuant to the Operative Documents (in addition to the rights, interests and obligations of WKEC that may be assigned and transferred as contemplated in (i), above), including without limitation, the following:

                     (A) the obligations of any one or more of the LG&E Parties to pay Big Rivers or HMP&L all or any portion of the rental amounts, the Monthly Margin Payments and/or any other amounts arising under the Lease or the other Operative Documents;

                     (B) the right to receive and collect any payments or other amounts owing by Big Rivers or HMP&L to any LG&E Party(s) under the Power Purchase Agreement, any other Operative Document or the Promissory Note (LEM Advances);

                     (C)   the  right  to  exercise  any   abatement   rights,
set-off rights and other similar rights of all or any of the LG&E Parties in respect of any of the payment obligations of Big Rivers or HMP&L to any of the LG&E Parties under any of the Operative Documents and/or the Promissory Note (LEM Advances); and

                     (D) any rights of enforcement and collection against Big Rivers and/or HMP&L arising under or pursuant to any of the Operative Documents.

               (iii) Subject to the receipt of any consents and waivers from HMP&L required for the same (the receipt of which shall be the sole responsibility of Station Two Subsidiary), for Station Two Subsidiary to assign and transfer to LEM or another Affiliate of Station Two Subsidiary all or any portion of its rights, interests and obligations under or pursuant to the Station Two Power Sales Agreement (as defined in the Station Two Agreement) and under the Station Two Agreement and relating to the Station Two Power Sales Agreement, including without limitation, the following:

                     (A) the right of Station Two Subsidiary to purchase Station Two Surplus Capacity, Excess Henderson Capacity and Excess Henderson Energy under the Station Two Power Sales Agreement, and the obligation of Station Two Subsidiary to pay Capacity charges and other amounts to HMP&L thereunder; and

                     (B) the right of Station Two Subsidiary to receive and collect any payments or other amounts owing by, and receive notices due from, HMP&L under the Station Two Power Purchase Agreement, or by or from Big Rivers or HMP&L under the Station Two Agreement and relating to the Station Two Power Sales Agreement.

         (b) FURTHER COMMITMENTS. Consistent with Section 16.2 of the New Participation Agreement and Section 15.2 of the Station Two Agreement, any LG&E Party electing to make an assignment and transfer to WKE Corp. or another Affiliate as contemplated in Subsection (a), above, agrees to simultaneously assign and transfer to WKE Corp. or such Affiliate (as applicable) all rights of the assigning and transferring Party under all Operative Documents and all other agreements that relate to the interests being assigned and transferred, and agrees to cause WKE Corp. or such Affiliate (as applicable) to assume in writing all duties and obligations of the assigning and transferring LG&E Party under such agreements that relate to the interests being assigned and transferred. Nothing contained in this Section 20 shall amend or otherwise modify the rights and obligations of the Parties under Article 16 of the New Participation Agreement or Article 15 of the Station Two Agreement.

         (c) WKE CORP. AS AN AFFILIATE. Each LG&E Party hereby represents and warrants to Big Rivers that WKE Corp. is an Affiliate of such LG&E Parties organized and existing under the laws of the Commonwealth of Kentucky, and hereby covenants and agrees that WKE Corp. shall be such an Affiliate at such time (if any) as an assignment and transfer by any LG&E Party to WKE Corp. shall occur as contemplated in Subsections (a) and (b), above.

         (d) REGULATORY APPROVALS. The LG&E Parties acknowledge that, consistent with Section 16.4 of the New Participation Agreement, in the event any assignment or transfer of the type contemplated in Subsection (a) or (b), above, is subject to the jurisdiction of any state or federal regulatory agency, the LG&E Parties shall bear sole responsibility for obtaining any required approvals from and other action by that agency, and shall indemnify and hold harmless Big Rivers (and its respective successors and permitted assigns) from and against all claims, losses, liabilities, damages, costs (including court costs) and expenses (including reasonable attorneys' and accountants' fees) suffered or incurred by Big Rivers as a result of, or with respect to, the LG&E Parties' failure to obtain the same; provided, that such a failure to obtain a required consent shall not affect the validity of the transfer unless the transfer is made void or voidable by applicable laws.

         (e) RECOGNITION OF ASSIGNEE. Upon any assignment and transfer of rights, interests and/or obligations by any of the LG&E Parties to LEM, WKE Corp. or another Affiliate as contemplated in Subsections (a) and (b), above, WKE Corp. or such other Affiliate (as applicable) shall be deemed to be an "LG&E Party" for all purposes under the Operative Documents, and, subject to compliance with this Section 20, Big Rivers agrees to accept and honor all of the rights, interests and obligations of WKE Corp. or such Affiliate (if any) so assigned and transferred to it the same as if it were an original signatory to the relevant Operative Document(s), agrees to remit and pay to LEM, WKE Corp. or such Affiliate (as applicable) all amounts (if any) to which it may be entitled under the Operative Documents as directed by LEM, WKE Corp. or such Affiliate, consistent with the provisions of those agreements, and agrees to look solely to LEM, WKE Corp. or such Affiliate (as applicable) for the performance of such obligations (subject in all cases to the obligations of LEC under the Guarantee described in Section 21, below, and any other rights and remedies of Big Rivers under the Operative Documents).

         (f) NOTICES. Upon any assignment or transfer of any rights, interests or obligations of any of the LG&E Parties to WKE Corp. or any other Affiliate of the LG&E Parties as contemplated in this Section 20 of which Big Rivers has been notified, any notices, requests, demands or other communications that may be required or permitted to be made to WKE Corp. or such other Affiliate under any of the Operative Documents shall be addressed as follows: c/o LG&E Energy Corp., 220 West Main Street, Louisville, Kentucky 40202, Attn: President, Phone: (502) 627-3665, Facsimile: (502) 627-4622, with a copy to the same additional Persons as may be set forth in the relevant Operative Document with respect to the LG&E Parties.

   21. LEC ACKNOWLEDGMENT AND AGREEMENT. Consistent with Section 17 of the New Guarantee Agreement dated April 6, 1998 between LEC and Big Rivers (the "Guarantee"), upon any assignment and transfer by an LG&E Party to WKE Corp. and/or another Affiliate of the LG&E Parties as contemplated in Section 20 above, LEC acknowledges and agrees that (i) WKE Corp. and/or such Affiliate shall be deemed to be an "LG&E Affiliate" for all purposes under the Guarantee,
(ii) any Operative Documents or any other agreements entered into by WKE Corp. and/or such Affiliate with Big Rivers (or any obligations assumed by WKE Corp. thereunder) on or prior to the Effective Date, or thereafter by reason of any assignments or transfers in accordance with Section 16 of the New Participation Agreement or Section 15 of the Station Two Agreement, shall be deemed "Agreements" for all purposes under the Guarantee, and (iii) the Guarantee shall continue in full force and effect in accordance with its terms and apply to any and all liabilities and obligations of WKE Corp. and/or such Affiliate to Big Rivers under the "Agreements".

   22. ADDITIONAL INTELLECTUAL PROPERTY INDEMNITY AND COVENANTS. In addition to any other rights that the LG&E Parties may have under the New Participation Agreement or any other Operative Document, Big Rivers agrees that, following the Closing, Big Rivers shall indemnify and hold harmless the LG&E Parties (and their respective successors and permitted assigns) from and against all claims, losses, liabilities, damages, costs (including court costs) and expenses (including reasonable attorneys' and accountants' fees) suffered or incurred by any LG&E Party as a result of, or with respect to, Big Rivers' failure to obtain any third-party consent or approval (a) to the transfer or assignment to any of the LG&E Parties (or such successors or permitted assigns) of any of the Intellectual Property (or any rights to utilize the same) pursuant to the terms of the New Participation Agreement or an Assignment and Assumption Agreement entered into by Big Rivers with any of the LG&E Parties at the Closing, or (b) to the leasehold interests, use rights and other rights and interests granted or purported to be granted pursuant to the Lease and relating to any patents, patent applications, trade secrets, license rights, license agreements and franchises (including without limitation, computer programs and source programs) that are not Intellectual Property
(collectively, "Other Intellectual Property"), which consent or approval Big Rivers was required to obtain prior to that assignment, transfer, grant or purported grant pursuant to the terms of any agreement to which Big Rivers is a party or by which the Intellectual Property or the Other Intellectual
Property is bound. In addition to the foregoing, Big Rivers agrees, upon the request of any LG&E Party and at Big Rivers' expense, to use its commercially reasonable efforts following the Closing to obtain any consent or approval of the type described above which was not obtained by Big Rivers prior to the Closing. The LG&E Parties agree to reasonably cooperate with Big Rivers in its attempts to obtain such consents or approvals. The LG&E Parties and Big Rivers agree that no LG&E Party shall (A) be permitted to use any of the Intellectual Property or Other Intellectual Property for any purpose other than the operation and maintenance of the Generating Plants, (B) assign, sell, license or otherwise divest itself or any interest in such Intellectual Property other than as contemplated in Section 16 of the New Participation Agreement, Section 15 of the Station Two Agreement or the Software License Agreement, or (C) be obligated to provide Big Rivers any additional consideration for the purchase or use of such Intellectual Property and other patents, patent applications, trade secrets, license agreements or franchises other than as expressly contemplated in the Operative Documents or the Software License Agreement. The foregoing covenants set forth in this Section
22 shall survive any expiration or termination of the New Participation Agreement for any reason and shall continue to be binding on the Parties, and, in the case of Big Rivers' covenants, such covenants shall not be affected, limited or eliminated by reason of any knowledge by the LG&E
Parties that any such consent or approval is required but has not been obtained by Big Rivers prior to the Closing.

   23. ADDITIONAL AMENDMENTS TO NEW PARTICIPATION AGREEMENT. The Parties agree to make the following additional amendments to the New Participation Agreement:

         (a) The reference in Section 4.1 to "business days" is hereby capitalized.

         (b) The reference in Section 4.3.4 to "Settlement Note" is hereby changed to "Settlement Promissory Note."

         (c) The reference in Section 4.4.7 to "Closing Date" is hereby changed to "Closing date."

         (d) The reference in Section 5.1.8 to "Henderson" is hereby changed to "HMP&L."

         (e) The reference in Section 6.1.6 to "WKEC or Leaseco" is hereby amended to refer to "WKEC or its permitted assignee under the Lease", and the reference in that Section to

"the Facilities Operating Agreement and" is hereby deleted.

         (f) The reference in Section 7.2.3 to "Henderson" is hereby changed to "HMP&L."

         (g) The reference in Section 7.2.7 to "closing" is hereby capitalized.

         (h) The reference in Section 9.4.1 to "City of Henderson" is hereby changed to "HMP&L."

         (i) The reference in Section 11.1 to "Lease and Operating Agreement is hereby changed to "Lease."

         (j) Section 13.1 shall be amended by adding the following language to the end of that Section:

         "The Parties hereby acknowledge that the LG&E Parties have elected, with respect to the property insurance, general liability insurance, and boiler and machinery insurance required to be maintained by WKEC pursuant to Sections 2, 3, and 4, respectively, of Schedule 13.1 to the Participation Agreement, to enter into a "deductible buy back" arrangement with Allendale Mutual Insurance Company which effectively creates a layer of "LG&E Self-Insurance" above the required deductible levels set forth in Sections 2, 3, and 4 of Schedule 13.1 to the New Participation Agreement. Any amounts that would be covered by proceeds of the insurance coverage otherwise required to be maintained by WKEC pursuant to Sections 2, 3, and 4 of Schedule 13.1 absent the election referred to in the preceding sentence shall be referred to as "LG&E Self-Insurance Proceeds."

         (k) The reference in Section 14.5 to "post-closing" is hereby changed to "post-Closing."

         (l) The reference in the first sentence of the last paragraph of
Section 16.1 to "(exclusive of WKEC)" is hereby deleted.

         (m) The reference in Section 17.1.1(g) to "Parties obligations" is hereby changed to "Parties' obligations."

         (n) The reference in Section 17.4 to "each of the Banks" is hereby changed to "each of the banks which are parties to the Chapter 11 Case."

         (o) The reference in Section 22.2 to "Closing Date" is hereby changed to "Closing date" and the reference to "Demand Promissory note" is hereby changed to "Demand Promissory Note."

         (p) The reference in the first sentence of Section 23.3 to "WKEC or Leaseco" is hereby amended to refer to "the LG&E Parties".

         (q) The references in Section 24.1(d) to "Henderson" are hereby changed to "HMP&L."

         (r) The reference in Section 24.1(e)(iii) to "Henderson" is hereby changed to "HMP&L."

         (s) The references in Section 24.1(f) to "Henderson" are hereby changed to "HMP&L."

         (t) The reference in Schedule 3.1, Item I.3 to "Kentucky Public Service Commission" is hereby changed to "KPSC."

         (u) The reference in Schedule 3.1, Sections I.10 and II.15 to "April 7" is hereby deleted and replaced with "June 15", and the references therein to "and after the first January 1 that is three full Years after the Effective Date, their obligation to provide market-priced power to certain of their industrial customers in accordance with the Plan" is hereby deleted.

         (v) The reference in Schedule 3.1, Item I.20 to "each of the Banks" is hereby changed to "each of the banks which are parties to the Chapter 11 Case."

         (w) The reference in Schedule 3.1, Item I.22 to "LEM/Member Agreements for Electric Service" is hereby changed to "LEM/Green River Electric Agreement and LEM/Henderson Union Agreement."

         (x) The reference in Schedule 3.1, Item I.26 to "Henderson" is hereby changed to "HMP&L."

         (y) The reference in Schedule 3.1, Item II.4 to "Kentucky Public Service Commission" is hereby changed to "KPSC."

         (z) The reference in Schedule 3.1, Item II.19 to "each of the Banks" is hereby changed to "each of the banks which are parties to the Chapter 11 Case."

         (aa) The reference in Schedule 3.1, Item II.20 to "Phase I Transactions' is hereby changed to "Phase I transactions."

         (bb)  The   reference  in  Schedule  3.2,  Item  I.2  to  "it  is  it
necessary" is hereby changed to "it is necessary."

         (cc) The reference in Schedule 3.2, Item I.3 to "Kentucky Public
Service

Commission" is hereby changed to "KPSC."

         (dd) The reference in Schedule 3.2, Item II (Preamble) to "The obligations of Big Rivers each of the Phase II Agreements" is hereby changed to "The obligations of Big Rivers under each of the Phase II Agreements."

         (ee) The reference in Schedule 3.2, Item II.2 to "Kentucky Public Service Commission" is hereby changed to "KPSC."

         (ff) The reference in Schedule 3.3, Item I.2 to "Kentucky Public Service Commission" is hereby changed to "KPSC."

         (gg) The reference in Schedule 3.3, Item II.1 to "Kentucky Public Service Commission" is hereby changed to "KPSC."

   24. SETTLEMENT PROMISSORY NOTE. The Parties agree that, assuming the Closing occurs on July 15, 1998, the principal balance of the Settlement Promissory Note shall be $[REDACTED], rather than $[REDACTED], reflecting an agreed upon reduction of $[REDACTED] for each month (pro-rated for the month of July) from March 1, 1998 through and including the Effective Date. The Parties further agree that the monthly installments of principal and interest under the Settlement Promissory Note attached to the New Participation Agreement as Exhibit K shall be due on the twenty-fifth (25th) day of the applicable month.

   25. PROMISSORY NOTE (LEM ADVANCES). The form of Promissory Note (LEM Advances) attached to the New Participation Agreement as Exhibit O shall be revised as follows: (a) in Section 1(a) the period following the word "months" is deleted and replaced with a comma, and (b) in Sections 1(a), 1(b) and 1(c) the word "first" is deleted wherever it appears and replaced with the word "twenty-fifth".

   26. REPRESENTATIONS AND WARRANTIES. The Parties acknowledge and agree that their respective representations and warranties set forth in the New Participation Agreement shall, when once again made by the Parties at the Closing pursuant to the Certificates of their authorized officers contemplated in Sections 4.3.6 and 4.4.11 of the New Participation Agreement, apply to the New Participation Agreement as amended by this Amendment and the Letter Agreement and Second Amendment to New Participation Agreement identified in the first recital of this Amendment. As used in those representations and warranties, the terms "this Agreement" and the "Operative Documents" shall be deemed to include, without limitation, the New Participation Agreement as so amended.

   27. ELIMINATION OF DOCUMENTS. The Parties acknowledge and agree that the Oil Testing Agreement referenced in Schedule 3.1 of the New Participation Agreement shall not be entered into by them, and shall no longer be a condition precedent to the Closing. The Parties further acknowledge and agree that the Step-Up Transformer and Meter O&M Agreement referenced in that Schedule will be divided into two separate agreements that will be entered into at the

Closing, entitled Transformer Operation and Maintenance Agreement, and Meter and Telemetry Equipment Operation and Maintenance Agreement.

   28. METER INSTALLATION AND METERING ISSUES. The LG&E Parties agree to install revenue quality meters and current transformers, as specified in EXHIBIT K-1 attached hereto, at each unit of the Generating Plants on or before the following dates:

               Wilson            -     November 1, 1998
               Green             -     November 1, 1998
               Station Two       -     October 1, 1998
               Reid and Reid GT  -     October 1, 1998
               Coleman           -     September 15, 1998

The LG&E Parties agree to use any unexpected outage opportunity between the Closing and the dates set forth above to install the meters and current transformers, rather than waiting until the dates set forth above. The loss calculation methodology attached hereto as EXHIBIT K-2 will be used to calculate the losses which are added to the KWh derived from meter readings to determine the Energy transmitted through the respective Transformer from the Closing through the time at which the revenue quality meters and current transformers have been installed. WKEC and, in the case of Station Two, Station Two Subsidiary agree to pay Big Rivers a penalty of $[REDACTED] for each day that the installation of the foregoing revenue quality meters and transformers is delayed beyond the dates set forth above. Notwithstanding the foregoing, the LG&E Parties will be excused from their performance and payment obligations set forth in this Section 28 to the extent that any "as received" meter or transformer equipment is defective when delivered. The LG&E Parties agree that Big Rivers shall have no obligation to install the above described meters and current transformers pursuant to either the Transformer Operation & Maintenance Agreement or the Meter and Telemetry Operation & Maintenance Agreement, it being expressly understood that the LG&E Parties shall install or cause to be installed such equipment.

   29. MISCELLANEOUS. The Parties acknowledge and agree that the Operative Documents that will be executed by the Parties at the Closing have been altered by agreement of the Parties in certain respects from the form of documents attached to the New Participation Agreement. Except as amended, modified or supplemented by this Amendment, the provisions of the New Participation Agreement shall remain in full force and effect from and after the execution hereof to the same extent as prior to such execution.

   30. KEY OIL PAYMENT. At the Closing, the purchase price payable by the LG&E Parties to Big Rivers for Inventory includes an amount to compensate Big Rivers for certain quantities of oil which may be in transit from Key Oil Company to Big Rivers as of the Closing (see Big Rivers Purchase Requisition P660 5). Big Rivers agrees that it will be solely responsible to Key Oil for the payment for such oil following its delivery, whether before or after the Closing.

   31.   MEMBER TRANSMISSION.

         (a) Big Rivers and the LG&E Parties agree that, to the extent consistent with the directives of the KPSC's July 14, 1998 order in Case No. 98-267 ("KPSC July 1998 Order"), the provisions of Section 6.5 of the Transmission Service and Interconnection Agreement shall continue to govern their respective obligations with respect to Member Transmission. The LG&E Parties and Big Rivers agree that in order to reconcile the KPSC's approval of Big Rivers' OATT rates with its directive that "unforeseen changes in transmission costs due to the Smelters' load" be shared, it is appropriate to interpret the KPSC's order as permitting the Monthly Margin Payments to be deemed to be full payment at Big Rivers' OATT rates as approved in the KPSC July 1998 Order. Therefore, and notwithstanding provisions of Section 6.5 of the Transmission Service and Interconnection Agreement to the contrary, Big Rivers and the LG&E Parties agree that (i) the Monthly Margin Payments shall be as set forth in the Operative Documents, (ii) that in the event that Big Rivers' transmission revenue requirement is not changed or is reduced by order of the KPSC, Big Rivers will continue to provide as Member Transmission [REDACTED] MW of network service and up to [REDACTED] MW of non-firm point-to-point transmission service (so long as no more than [REDACTED] MW is used simultaneously) as part of the Monthly Margin Payment for so long as the Monthly Margin Payments are not reduced, (iii) in the event that Big Rivers' transmission revenue requirement is increased by order of the KPSC (whether or not after a filing by Big Rivers), that Big Rivers will provide [REDACTED] MW of network service and up to [REDACTED] MW of non-firm point-to-point transmission service (so long as no more than [REDACTED] MW is used simultaneously) for the Monthly Margin Payment PLUS an additional monthly payment from LEM equal to (x) the product of [REDACTED] multiplied by [REDACTED] the KPSC approved increase in the annual transmission revenue requirement multiplied by the load ratio share applicable to the network transmission service taken as Member Transmission, and (y) in the event that some portion of the [REDACTED] MW of network transmission service has been converted to point-to-point transmission service for a period equal to or longer than a full billing month, [REDACTED] the difference between the applicable OATT rate for point-to-point transmission (for the portion of the [REDACTED] MW converted) and the modeled rate of $[REDACTED]/kW/mo. multiplied by the converted point-to-point transmission service taken in such month as Member Transmission, and (iv) for the purpose of Section 6.5.2 of the Transmission Service and Interconnection Agreement, the references to"$[REDACTED]" and "$[REDACTED]" will be deemed to refer to the OATT rate approved in the KPSC July 14 Order applicable to the type of service for which the charge is being determined. In addition, the LG&E Parties agree that in light of the KPSC July 1998 Order, nothing in Section 6.5.3 of the Transmission Services and Interconnection Agreement shall be read or enforced so as to prevent Big Rivers from filing for an increase in its transmission revenue requirement at the KPSC or any other regulatory commission asserting jurisdiction over the rates for such service . To the extent the KPSC should ever direct Big Rivers to determine the payment for Member Transmission other than as set forth herein, Big Rivers and the LG&E Parties agree to use their reasonable best efforts to cooperate to amend Section 6.5 of the Transmission Service and Interconnection Agreement so as to preserve their respective economic benefits in a manner consistent with the applicable transmission cost allocations included in any final order of the KPSC.

       (b)  Big Rivers and the LG&E Parties agree that the provisions in
Section 6.5 of the Transmission Services and Interconnection Agreement with respect to Member Transmission are based on Monthly Margin Payments calculated based on the sale of [REDACTED] MW to [REDACTED] and [REDACTED] MW to [REDACTED], for a total Member Transmission obligation of [REDACTED] MW of Network Transmission Service. In recognition of the termination of Monthly Margin Payments with respect to the [REDACTED] MW of [REDACTED] as of December 31, [REDACTED], Big Rivers and the LG&E Parties agree that, as of January 1, [REDACTED], all megawatt amounts included in Member Transmission shall be proportionately reduced. Thus, during the period from January 1, 2011 to December 31, [REDACTED], Member Transmission shall consist of [REDACTED] MW of network transmission service and [REDACTED] MW of non-firm point-to-point transmission, and all references to [REDACTED] MW of network transmission service in Section 6.5 during this period shall instead refer to [REDACTED] MW, and all references to [REDACTED] MW of non-firm point-to-point transmission in Section 6.5 during this period shall refer to [REDACTED] MW.

   IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the day and year first written above.


                                       BIG RIVERS ELECTRIC CORPORATION


                                       By:   /S/ MICHAEL H. CORE
                                           ----------------------------
                                       Name:     MICHAEL H. CORE
                                       Title:   PRESIDENT AND CEO


                                       LG&E ENERGY MARKETING INC.


                                       By:   /S/ JOHN R. McCALL
                                           ----------------------------
                                       Name:     JOHN R. McCALL
                                       Title:  EXECUTIVE  VICE  PRESIDENT AND
                                               SECRETARY


                                       WKE STATION TWO INC.


                                       By:  /S/ GEORGE BASINGER
                                           ----------------------------
                                       Name:   GEORGE BASINGER
                                       Title:   PRESIDENT


                                       WESTERN KENTUCKY ENERGY CORP.


                                       By:  /S/ GEORGE BASINGER
                                           ----------------------------
                                       Name:   GEORGE BASINGER
                                       Title:   PRESIDENT


                                       LG&E ENERGY CORP.


                                       By:  /S/ GEORGE BASINGER
                                           ----------------------------
                                       Name:   GEORGE BASINGER
                                       Title:   PRESIDENT

                                 EXHIBITS TO THE
                THIRD AMENDMENT TO NEW PARTICIPATION AGREEMENT

                          [* ALL EXHIBITS REDACTED.]

A --    Schedule   9.1  -  Inventory   Quantification   and   Valuation
        Procedures

B --    Personal Property Lists

C --    Inflation Escalator


D-1,
D-2 &
D-3 --  Initial Period O&M Budgets

E-1,
E-2 &
E-3 --  Initial Period Capital Budgets

F --    Major Capital Repairs Definition

G --    Disclosure Schedule Supplements

H-1,
H-2 &
H-3 --  Exhibits to Mortgages

I --    Amendments to Station Two Agreement

J --    List of Transferred Employees Not to be Employed


26